UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: September 11, 2019

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA     94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)          On September 11, 2019, Todd Zavodnick informed the Board of Directors (the “Board”) of NovaBay Pharmaceuticals, Inc. (the “Company”) that he will resign as a member of the Company’s Board, with such resignation to be effective immediately. Mr. Zavodnick did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

(d)          On September 16, 2019, the Company announced that effective as of September 11, 2019, upon the resignation of Mr. Zavodnick, the Board appointed Dr. Yenyou (Jeff) Zheng to fill the vacancy on the Board resulting from the resignation of Mr. Zavodnick. Dr. Zheng will take Mr. Zavodnick’s place as a Class I director to serve until the Company’s Annual Meeting of Stockholders in 2020, subject to his prior death, resignation or removal from office as provided by law. Dr. Zheng is an independent member of the Board and will serve on the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, including serving as the Chair of the Nominating and Corporate Governance Committee.

Dr. Zheng, age 63, has served as the Director of Business Development of Spartan Securities Group, Ltd. since 2014. Dr. Zheng’s experience includes providing innovative financial solutions and consulting services for initial public offering underwriting and investment banking as well as corporate financing solutions with a particular focus on Chinese companies listed overseas. Dr. Zheng  previously was a financial advisor for various Canadian public companies including: P & P Ventures Inc. (TSX-V: PPV.H) where he served as president and a director; Damon Capital Corp (TSX-V: DAM.H) where he served as Chief Financial Officer and a director; and Cantronic Systems Inc. (TSX-V: CTS) where he served as a director and chair of the audit committee. Dr. Zheng received a Ph.D in physics from Flinders University of South Australia.

There is no other arrangement or understanding between Dr. Zheng and any other person pursuant to which he was appointed as a director of the Company. In connection with his service, Dr. Zheng will receive the Company’s standard director’s compensation package.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
President & Chief Executive Officer and General Counsel

Dated: September 16, 2019